UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2023

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4016 Raintree Rd, Ste 300, Chesapeake, VA	23321
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 490-5020

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 13, 2023, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person or represented by proxy. As of August 17, 2023, the record date for the Annual Meeting, 12,390,242 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) were issued and outstanding. The holders of Common Stock voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 31, 2023. The voting results reported below are final.

Proposal 1

The individuals listed below were elected to serve as directors of the Company at the Annual Meeting until the next annual meeting of the stockholders or until their successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
Danny Meeks	6,477,740	-	73,140	1,803,204
Henry Sicignano III	6,425,286	-	125,594	1,803,204
Cheryl Lanthorn	6,427,612	-	123,268	1,803,204
John Wood	6,407,491	-	143,389	1,803,204
Jason Adelman	6,485,752	-	65,128	1,803,204

Proposal 2

Proposal 2 was to approve the Company’s 2023 Equity Incentive Plan and the reservation of up to 600,000 shares of Common Stock for issuance thereunder. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
6,383,260	154,899	12,721	1,803,204

Proposal 3

Proposal 3 was to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
8,248,453	96,147	9,483	1

Proposal 4

Proposal 4 was to hold an advisory vote on executive compensation. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
6,447,268	95,865	7,747	1,803,204

Proposal 5

Proposal 5 was to approve the repricing of certain warrants to purchase Common Stock in accordance with Listing Rule 5635(d). This proposal was approved.

For	Against	Abstained	Broker Non-Votes
6,407,156	140,797	2,927	1,803,204

Proposal 6

Proposal 6 was to approve the issuance of Common Stock to holders of certain Senior Secured Convertible Notes and warrants to purchase Common Stock. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
6,397,556	148,139	5,185	1,803,204

Proposal 7

Proposal 7 was to approve the price protection feature of the warrants to purchase Common Stock issued in a private placement to certain institutional and accredited investors. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
6,397,724	138,582	14,574	1,803,204

Proposal 8

Proposal 8 was to approve the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
8,202,779	147,067	4,237	1

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

October 13, 2023	By:	/s/ Danny Meeks
	Name:	Danny Meeks
	Title:	Chief Executive Officer